Exhibit 10.1

__________________________________________________________________

UNDER ARMOUR, INC.

FIFTH AMENDED AND RESTATED

2005 OMNIBUS LONG-TERM INCENTIVE PLAN
__________________________________________________________________

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11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS			13
12.	FORM OF PAYMENT FOR AWARDS			14
	12.1.	General Rule		14
	12.2.	Surrender of Stock		14
	12.3.	Cashless Exercise		14
	12.4.	Net Exercise		14
	12.5.	Other Forms of Payment		14
13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS			14
	13.1.	Dividend Equivalent Rights		14
	13.2.	Termination of Service		15
14.	REQUIREMENTS OF LAW			15
	14.1.	General		15
	14.2.	Rule 16b-3		16
15.	EFFECT OF CHANGES IN CAPITALIZATION			16
	15.1.	Changes in Stock		16
	15.2.	Definition of Change in Control		17
	15.3.	Effect of Change in Control		17
	15.4.	Reorganization, Merger or Consolidation		18
	15.5.	Adjustments		19
	15.6.	No Limitations on Company		19
16.	GENERAL PROVISIONS			19
	16.1.	Disclaimer of Rights		19
	16.2.	Nonexclusivity of the Plan		20
	16.3.	Withholding Taxes		20
	16.4.	Captions		20
	16.5.	Other Provisions		20
	16.6.	Number and Gender		21
	16.7.	Severability		21
	16.8.	Governing Law		21
	16.9.	Company Policies		21
	16.10.	Beneficiary Designation		21
	16.11.	Section 409A		22
	16.12.	Establishment of Sub-Plans		22
17.	TERMS AND CONDITIONS OF PERFORMANCE AWARDS			23
	17.1.	Performance Awards		23
	17.2.	[RESERVED]		23
	17.3.	Performance Awards Qualifying as Performance-Based Compensation		23
		17.3.1.	Performance Goals Generally	23
		17.3.2.	Business Criteria	23
		17.3.3.	Timing for Establishing Performance Goals	24
		17.3.4.	Adjustment of Performance-Based Compensation	24
		17.3.5.	Settlement of Performance Awards; Other Terms	24
		17.3.6.	Committee Certification	24

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17.4.	Written Determinations	24
17.5.	Status of Section 17.3 Awards Under Section 162(m) of the Code	25

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UNDER ARMOUR, INC.
FIFTH AMENDED AND RESTATED
2005 OMNIBUS LONG-TERM INCENTIVE PLAN
    Under Armour, Inc., a Maryland corporation (the “Company”), sets forth herein the terms of its Fifth Amended and Restated 2005 Omnibus Long-Term Incentive Plan (the “Plan”). Subject to shareholder approval, the Plan, as herein amended and restated, will become effective as of July 13, 2026 (the “Effective Date”).
1.PURPOSE
    The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such officers, directors, key employees, and other persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock and dividend equivalent rights. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.
2.DEFINITIONS
    For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:
2.1“Affiliate” means any company or other trade or business that “controls,” is “controlled by” or is “under common control” with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.
2.2“Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Unrestricted Stock, or Dividend Equivalent Rights under the Plan.
2.3“Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.
2.4“Board” means the Board of Directors of the Company.
2.5“Cause” means, unless otherwise provided in an Award Agreement, the occurrence of any of the following: (i) the Grantee’s material misconduct or neglect in the performance of his or her duties; (ii) the Grantee’s commission of any felony, offense punishable by imprisonment in a state or federal penitentiary, any offense, civil or criminal, involving material dishonesty, fraud, moral turpitude or immoral conduct or any crime of sufficient import to potentially discredit or adversely affect the Company’s ability to conduct its business in the normal course; (iii) the Grantee’s material breach of the Company’s written Code of Conduct, as in effect from time to time; (iv) the Grantee’s commission of any act that results in severe harm to the Company, excluding any act taken by the Grantee in good faith that he or she reasonably believed was in the best interests of the Company; or (v) the Grantee’s material breach of any employee confidentiality, non-competition, non-solicitation by and between the Grantee and the Company. However, none of the foregoing events or conditions will constitute Cause unless the Company provides the Grantee with written notice of the event or condition and thirty (30) days to cure such event or condition (if curable) and the event or condition is not cured within such 30-day period.
2.6“Change in Control” shall have the meaning set forth in Section 15.2.
2.7“Class A Shares” means the class A common stock, par value $.0003 1/3 per share, of the Company.
2.8“Class C Shares” means the class C common stock, par value $.0003 1/3 per share, of the Company.
2.9“Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.
2.10“Committee” means a committee of the Board comprised of at least two (2) members appointed by the Board. Each Committee member shall be a “non-employee director” within the meaning of the exemption under Rule 16b-3 of the Exchange Act; provided that with respect to any Award intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, as amended by the Tax Cuts and Jobs Act, that is provided pursuant to a written binding contract which was in effect on November 2, 2017, and which was not modified in any material respect on or after such date, then each Committee member shall also be an “outside director” within the meaning of Section 162(m) of the Code.
2.11“Company” means Under Armour, Inc., a Maryland corporation, or any successor corporation.
2.12 “Disability” means, unless otherwise stated in the applicable Award Agreement, a physical or mental condition of the Grantee with respect to which the Grantee is eligible for benefits under a long-term disability plan sponsored by the Company or an Affiliate or would be eligible if the Grantee had purchased coverage under such long-term disability plan; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee's Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.
2.13“Dividend Equivalent Right” means a right, granted to a Grantee under Section 13 hereof, to receive cash, Stock or a combination thereof equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.
2.14 [RESERVED].

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2.15“Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.
2.16“Fair Market Value” means the value of a share of Stock, determined as follows: if on the grant date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market, the Committee shall determine the appropriate exchange or market) on the grant date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Committee in good faith using a reasonable valuation method in accordance with Section 409A and Section 422 of the Code if and to the extent applicable.
2.17“Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than fifty percent (50%) of the voting interests.
2.18“Grantee” means a person who receives or holds an Award under the Plan.
2.19“Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.
2.20“Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.
2.21“Option” means an option to purchase one or more shares of Stock pursuant to the Plan.
2.22“Option Price” means the exercise price for each share of Stock subject to an Option.
2.23“Plan” means this Fifth Amended and Restated Under Armour, Inc. 2005 Omnibus Long-Term Incentive Plan, as may be amended from time to time.
2.24“Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.

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2.25“Prior Plan” means the Fourth Amended and Restated 2005 Omnibus Long-Term Incentive Plan, effective June 13, 2023.
2.26“Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.
2.27“Restricted Stock Unit” means a bookkeeping entry representing the equivalent of shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.
2.28“SAR Exercise Price” means the per share exercise price of an SAR granted to a Grantee under Section 9 hereof.
2.29“Section 409A” shall mean Section 409A of the Code and the regulations and other binding guidance promulgated thereunder.
2.30“Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.
2.31“Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee's change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate; provided, however, if any Award governed by Section 409A is to be distributed on a termination of Service, then Service shall be terminated when the Grantee has a “separation from service” within the meaning of Section 409A. A Service Provider shall be deemed to incur a termination of Service if the Affiliate to which the Service Provider provides Services ceases to be an Affiliate of the Company. Subject to Section 409A, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, which determination shall be final, binding and conclusive.
2.32“Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.
2.33“Stock” means, as applicable with respect to any Award, either Class A Shares or Class C Shares as designated in the applicable Award Agreement.
2.34“Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.
2.35“Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.
2.36“Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 8.3 hereof.

2.37“Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

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2.38 “Unrestricted Stock” means an Award pursuant to Section 11 hereof.
3.ADMINISTRATION OF THE PLAN
3.1.General.
    The Committee shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and applicable law. The Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Committee deems to be necessary or appropriate to the administration of the Plan. The interpretation and construction by the Committee of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive. Without limitation, the Committee shall have full and final authority, subject to the other terms and conditions of the Plan, to:
(i)    designate Grantees,
(ii)    determine the type or types of Awards to be made to a Grantee,
(iii)    determine the number of shares of Stock and class of Stock to be subject to an Award,
(iv)    establish the terms and conditions of each Award (including, but not limited to, the Option Price of any Option, the SAR Exercise Price of any SAR, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),
(v)    prescribe the form of each Award Agreement,
(vi)    amend, modify, waive or supplement the terms of any outstanding Award, including the authority, in order to effectuate the purposes of the Plan, to modify Awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom, and
(vii)     prescribe forms, rules and procedures relating to the Plan and Awards and to otherwise do all things necessary or desirable to carry out the purposes of the Plan or any Award.
The determinations of the Committee under the Plan need not be uniform and may be made selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.
Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or SAR that (i) causes the Option or SAR to become subject to Section

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409A, or (ii) without the approval of the stockholders of the Company, (a) reduces the Option Price or SAR Exercise Price, either by lowering the Option Price or SAR Exercise Price or by canceling the outstanding Option or SAR and granting a replacement Option or SAR with a lower Option Price or SAR Exercise Price, (b) would be treated as a re-pricing under the rules of The New York Stock Exchange or the otherwise applicable stock exchange, or (c) provides for the cash repurchase of Options or SARs when the Fair Market Value of a share of Stock is lower than the Option Price of such Option or the SAR Exercise Price of such SAR; provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 15.
3.2.No Liability.
    No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or Award Agreement.

3.3.Book Entry.
    Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.
4.STOCK SUBJECT TO THE PLAN
    Subject to adjustment as provided in Section 15, from and after the Effective Date (a) the maximum number of shares of Class A Shares authorized under the Plan shall be 30,000,000, with 8,429,925 available for issuance under the Plan and (b) the maximum number of shares of Class C Shares authorized under the Plan shall be 82,000,000 (such maximum consists of 11,962,572 shares authorized and available for issuance under the Prior Plan immediately prior to the Effective Date and 20,000,000 additional shares authorized for issuance under the Plan). All such shares of Stock available for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options. Notwithstanding anything to the contrary, Awards for non-employee directors of the Board (“Non-Employee Directors”) shall be subject to the cash-denominated award limits and such other terms and conditions set forth in the Under Armour, Inc. Fiscal Year 2025 Non-Employee Director Compensation Plan, as it may be amended from time to time; provided, however, that the Committee may make exceptions to such limits, except that Non-Employee Directors receiving such additional compensation may not participate in the decision to award such compensation. Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company.

    The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 4. Subject to any limitations of the Code, the following shares of Stock subject to an Award shall not reduce the number of shares of Stock available for delivery in connection with future Awards under the Plan: (a) any shares of Stock that are subject to any Award which for any reason expires or is terminated, forfeited or canceled without having been fully exercised or satisfied, (b) any Award based on shares of Stock that is

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settled for cash, expires or otherwise terminates without the issuance of such Stock, and (c) Stock delivered under the Plan in connection with the continuation, assumption or substitution of Options and SARs pursuant to Section 15.3 or 15.4. To the extent that the Option Price of any Option granted under the Plan, or if pursuant to Section 16.3 the withholding obligation of any Grantee with respect to an Option or other Award, is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation) or by withholding shares of Stock, such shares of Stock shall be deemed to have been delivered for purposes of the limits set forth in this Section 4. Upon the exercise of a SAR, the total number of Shares subject to such exercise shall reduce the number of Shares available for delivery under the Plan.
5.EFFECTIVE DATE, DURATION AND AMENDMENTS
5.1.Term.
    The Plan shall be effective as of the Effective Date. No further Awards may be made under the Plan on or after the ten (10) year anniversary of the Effective Date.
5.2.Amendment and Termination of the Plan.
    The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Awards which have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, materially impair rights or obligations under any Award theretofore awarded; provided, however, that the Board may amend the Plan and the Committee may amend any Award or Award Agreement, either retroactively or prospectively, without the consent of the Grantee, (x) so as to preserve or come within any exemptions from liability under Section 16(b) of the Exchange Act, or (y) if the Board or the Committee determines in its discretion that such amendment either (I) is required or advisable for the Company, the Plan or the Award to satisfy, comply with or meet the requirements of any law, regulation, rule or accounting standard or (II) is not reasonably likely to significantly diminish the benefits provided under such Award, or that such diminishment has been or will be adequately compensated.

6.AWARD ELIGIBILITY AND LIMITATIONS
6.1.Service Providers and Other Persons.
    Subject to this Section 6, Awards may be made to: (i) any Service Provider, including any Service Provider who is an officer or director of the Company or of any Affiliate, as the Committee shall determine and designate from time to time, and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Committee. Notwithstanding the foregoing, Incentive Stock Options may be granted only to employees of the Company or any Subsidiary.

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6.2.Successive Awards.
    An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3.Stand-Alone, Additional, Tandem, and Substitute Awards.
    Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall have the right to require the surrender of such other Award in consideration for the grant of the new Award.
6.4.Minimum Vesting Period.
    Any Award granted after the Effective Date shall be subject to a minimum vesting period of not less than one year from the date such award is granted; provided, however, that the foregoing minimum vesting period shall not apply in connection with (a) a Change in Control, (b) termination of the Grantee’s service due to death or Disability, (c) Awards granted in substitution or exchange for an Award pursuant to Section 6.3 hereof, so long as such substitute or exchange does not reduce the vesting period of the Award being replaced, (d) Awards granted to non-employee directors of the Company at any annual shareholder meeting which provide that such Awards will vest on the date of the next annual shareholder meeting, or (e) Awards which in the aggregate cover a number of shares of Stock not to exceed five percent (5%) of the total number of shares of Stock available for issuance under the Plan as of the Effective Date, as described in Section 4 hereof.

7.AWARD AGREEMENT
    Each Award shall be evidenced by an Award Agreement, in such form or forms as the Committee shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.
8.TERMS AND CONDITIONS OF OPTIONS
8.1.Option Price.
    The Option Price of each Option shall be fixed by the Committee and stated in the related Award Agreement. The Option Price of each Option shall be at least the Fair Market Value on the grant date of a share of Stock; provided, however, that (a) in the event that a Grantee is a Ten

Percent Stockholder as of the grant date, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a share of Stock on the grant date, and (b) with respect to Awards made in substitution for or in exchange for awards made by an entity acquired by the Company or an Affiliate, the Option Price does not need to be at least the Fair Market Value on the grant date.
8.2.Vesting.
Subject to Section 8.3 hereof, each Option shall become exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.
8.3.Term.
    Each Option shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the grant date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the related Award Agreement (the “Termination Date”); provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option at the grant date shall not be exercisable after the expiration of five (5) years from its grant date. An Award Agreement may provide that the period of time over which an Option (other than an Incentive Stock Option) may be exercised shall be automatically extended if on the scheduled expiration date of such Option the Grantee’s exercise of such Option would violate an applicable law or the Grantee is subject to a “black-out” period; provided, however, that during such extended exercise period the Option may only be exercised to the extent the Option was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option first would no longer violate such law or be subject to such “black-out” period.

8.4.Termination of Service.
Each Award Agreement at the grant date shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued, and may reflect distinctions based on the reasons for termination of Service.
8.5.Method of Exercise.
    An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the

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Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award.

8.6.Rights of Holders of Options.
    Unless otherwise stated in the related Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to the Grantee. Except as provided in Section 15 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.7.Delivery of Stock Certificates.
    Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price and any applicable tax withholding, such Grantee shall be entitled, subject to Section 3.3 hereof, to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.
8.8.Transferability of Options.
    Except as provided in Section 8.9, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetence, the Grantee's guardian or legal representative) may exercise an Option. Except as provided in Section 8.9, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.
8.9.Family Transfers.
    If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.9, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights, or (iii) a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.9, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.9 or by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may also provide that Options may be transferred to persons other than Family Members. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

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8.10.Limitations on Incentive Stock Options.
    An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

9.TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS
9.1.Right to Payment.
    An SAR shall confer on the Grantee a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the SAR Exercise Price, as determined by the Committee. The Award Agreement for an SAR shall specify the SAR Exercise Price, which may not be less than the Fair Market Value of a share of Stock on the grant date, except with respect to Awards made in substitution for or in exchange for awards made by an entity acquired by the Company or an Affiliate, in which case the SAR Exercise Price does not need to be at least the Fair Market Value on the grant date. SARs may be granted alone or in conjunction with all or part of an Option or at any subsequent time during the term of such Option or in conjunction with all or part of any other Award. An SAR granted in tandem with an outstanding Option following the grant date of such Option may have a SAR Exercise Price that is equal to the Option Price; provided, however, that the SAR Exercise Price may not be less than the Fair Market Value of a share of Stock on the grant date of the SAR.
9.2.Other Terms.
    The Committee shall determine at the grant date as set forth in an Award Agreement, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

10.TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS
10.1.Restrictions.
    At the time of grant, the Committee may, in its sole discretion, establish a period of time (a “restricted period”) and any additional restrictions including the satisfaction of corporate or individual performance objectives applicable to an Award of Restricted Stock or Restricted

Stock Units. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different restricted period and additional restrictions. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other applicable restrictions.
10.2.Restricted Stock Certificates.
    The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates or other evidence of ownership, subject to Section 3.3 hereof, representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the grant date. The Committee may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.3.Rights of Holders of Restricted Stock.
    Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock; provided, however, that any dividends shall be subject to the same restrictions that apply to the underlying Restricted Stock and paid to the Grantee (without interest) in accordance with the terms of the underlying Restricted Stock (if not forfeited). The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Award.

10.4.Rights of Holders of Restricted Stock Units.
10.4.1. Settlement of Restricted Stock Units.
    Restricted Stock Units may be settled in cash or Stock, as determined by the Committee and set forth in the Award Agreement.

10.4.2. Voting and Dividend Rights.
    Holders of Restricted Stock Units shall have no rights as stockholders of the Company, including any voting rights, with respect to shares of Stock represented by the Restricted Stock Units until the date of issuance such shares (if settled in shares rather than cash). The Committee may provide in an Award Agreement that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Restricted Stock Unit held equal to the per-share dividend paid on the Stock, which may be deemed reinvested in additional Restricted Stock Units at a price per unit

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equal to the Fair Market Value of a share of Stock on the date that such dividend is paid to shareholders. Notwithstanding anything to the contrary, any such dividends shall be subject to the same restrictions that apply to the underlying Restricted Stock Units and paid to the Grantee (without interest) in accordance with the terms of the underlying Restricted Stock Units (if not forfeited).

10.4.3. Creditor’s Rights.
    A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.5.Termination of Service.
    Unless the Committee otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Restricted Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, and the Grantee shall have no further rights with respect to such Award.

10.6.Consideration.
The Committee may grant Restricted Stock or Restricted Stock Units to a Grantee in respect of Services rendered and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.
10.7.Delivery of Stock.
    Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, subject to Section 3.3 hereof, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

11.TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS
    The Committee may, in its sole discretion, grant (or sell at a Purchase Price determined by the Committee) an Award of unrestricted stock or unrestricted stock units to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Awards of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of Services rendered and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee. The provisions of Section 10.4 shall apply to any awards of unrestricted stock units.

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12.FORM OF PAYMENT FOR AWARDS
12.1.General Rule.
Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price, if any, for Restricted Stock, Restricted Stock Units or Unrestricted Stock, shall be made in cash or in cash equivalents acceptable to the Company, except as provided in this Section 12.
12.2.Surrender of Stock.
To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price, if any, for Restricted Stock, Restricted Stock Units or Unrestricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.
12.3.Cashless Exercise.
To the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price, and any withholding taxes described in Section 16.3, on the date of exercise.
12.4.Net Exercise.
    To the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price may be made by instructing the Committee to withhold a number of shares of Stock otherwise deliverable to the Grantee pursuant to exercise of the Option having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price.
12.5.Other Forms of Payment.
To the extent the Award Agreement so provides, payment of the Option Price or the Purchase Price may be made in any other form that is consistent with applicable laws, regulations and rules.
13.TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS
13.1.Dividend Equivalent Rights.
    A Dividend Equivalent Right is an Award entitling the Grantee to receive credits based on cash or stock distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the Grantee. A Dividend Equivalent Right may be granted hereunder to any Grantee as a component of another Award (other than an Option or SAR) or as a freestanding Award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award

Agreement and established and administered either consistent with an exemption from, or in compliance with, the applicable requirements of Section 409A. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award shall provide that such Dividend Equivalent Right shall only be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award. Notwithstanding any provision of this Section 13.1 to the contrary, no Dividend Equivalent Right may provide for settlement directly or indirectly contingent upon the exercise of an Option or Stock Appreciation Right.
13.2.Termination of Service.
    Except as may otherwise be provided by the Committee either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the Grantee’s termination of Service for any reason.
14.REQUIREMENTS OF LAW
14.1.General.
    The Company shall not be required to sell or issue any shares of Stock under any Award, and no Award may be exercised, if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration or qualification shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Committee has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be

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obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

14.2.Rule 16b-3.
    During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act.
15.EFFECT OF CHANGES IN CAPITALIZATION
15.1.Changes in Stock.
    If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number, class or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, spin-off or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number, class and kinds of shares for which grants of Options and other Awards may be made under the Plan, including the maximum number of shares of Stock reserved for issuance under the Plan, and the Option Price and SAR Exercise Price and other price of securities subject to outstanding Awards, to the extent applicable, shall be adjusted proportionately and accordingly by the Committee; provided that any such adjustment shall comply with Section 409A and Section 424 of the Code to the extent applicable. In addition, the number, class and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company's stockholders of securities of any other entity or other assets (including an extraordinary cash dividend but excluding a non-extraordinary dividend payable in cash or in stock of the Company) without receipt of consideration by the Company, the Committee may, in such manner as the Committee deems appropriate, adjust (i) the number, class and kind of shares subject to outstanding Awards and/or (ii) the Option Price of outstanding Options and the SAR Exercise Price of Stock Appreciation Rights to reflect such distribution.

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15.2.Definition of Change in Control.
    “Change in Control” shall mean the occurrence of any of the following:
a.    Any ‘person’ (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the ‘beneficial owner’ (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then-outstanding voting securities, provided, however, that a Change in Control shall not be deemed to occur if an employee benefit plan (or a trust forming a part thereof) maintained by the Company, and/or Kevin Plank and/or his immediate family members, directly or indirectly, become the beneficial owner, of more than fifty percent (50%) of the then-outstanding voting securities of the Company after such acquisition;
b.    A change in the composition of the Board occurring within a two (2)-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. ‘Incumbent Directors’ shall mean directors who either (A) are directors of the Company as of the Effective Date, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company);
c.    The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in (a) the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation in substantially the same proportion as prior to such merger or consolidation; or (b) the directors of the Company immediately prior thereto continuing to represent at least fifty percent (50%) of the directors of the Company or such surviving entity immediately after such merger or consolidation; or
d.    The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets.
15.3.Effect of Change in Control
    The Committee shall determine the effect of a Change in Control upon Awards, which effect may be set forth in the appropriate Award Agreement. The Committee may provide in the Award Agreements at the time of grant, or any time thereafter, the actions that will be taken upon the occurrence of a Change in Control, including, but not limited to, accelerated vesting or lapse of restrictions, termination, cancellation, assumption, substitution or conversion, as the Committee, in its discretion, deems appropriate and consistent with applicable law, including Section 409A and Section 424 of the Code if and to the extent applicable. The Committee may also provide in the Award Agreements at the time of grant, or any time thereafter, for different provisions to apply to an Award in place of those described in Sections 15.1 and 15.2. Notwithstanding anything to the contrary, if the per share Option Price or SAR Exercise Price of an Option or SAR is equal to or greater than the Fair Market Value of a share of Stock, such Option or SAR may be cancelled with no payment due hereunder or otherwise in respect thereof.
    Any Stock, cash or other property or other Award delivered pursuant to this Section with respect to an Award may, in the discretion of the Committee, contain such restrictions, if any, as the Committee deems appropriate, including to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied), that any amounts paid in respect of such Award in connection with the Change in Control be subject to any escrow, holdback or other contingency applicable to stockholders in connection with the Change in Control or otherwise made subject to such restrictions as the Committee deems appropriate in connection with the Change in Control.
    Notwithstanding any other provision of this Section 15.3, (i) no Change in Control shall trigger payment of an Award subject to the requirements of Section 409A unless such Change in Control qualifies as a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as described in Section 409A, and (ii) any Award that otherwise is intended to satisfy the requirements of Section 409A shall not be amended or modified (directly or indirectly, in form or operation) to the extent such amendment or modification would cause compensation deferred under the applicable Award (and applicable earnings) to be included in income under Section 409A.
15.4.Reorganization, Merger or Consolidation.
    If the Company undergoes any reorganization, merger, or consolidation of the Company with one or more other entities and there is a continuation, assumption or substitution of Awards in connection with such transaction, any Award theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Award would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment, consistent with Section 409A and Section 424 of the Code to the extent applicable, to the number of shares underlying the Award and the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.
    If the Company undergoes any reorganization, merger, or consolidation of the Company with one or more other entities and there is not a continuation, assumption or substitution of

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Awards in connection with such transaction, then in the discretion and at the direction of the Committee, each Award may be canceled unilaterally in exchange for the same consideration that the Grantee otherwise would receive as a shareholder of the Company in connection with such transaction if the Grantee held the number of shares of Stock, with such payment equaling the excess, if any, of (i) the Fair Market Value of a share of Stock multiplied by the number of such shares subject to the vested portion of the Award immediately before such transaction, minus (ii) the total Option Price, SAR Exercise Price or purchase price, if any, for such vested portion of such Award, which number shall be rounded down to the nearest whole number. An Award may be cancelled without consideration and without the Grantee’s consent if such Award has no value, as determined by the Committee, in its sole discretion. Any Stock, cash or other property or other Award delivered pursuant to this Section with respect to an Award may, in the discretion of the Committee, contain such restrictions, if any, as the Committee deems appropriate, including to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied), that any amounts paid in respect of such Award in connection with the reorganization, merger, or consolidation be subject to any escrow, holdback or other contingency applicable to stockholders in connection with the reorganization, merger, or consolidation or otherwise made subject to such restrictions as the Committee deems appropriate in connection with the reorganization, merger, or consolidation.

15.5.Adjustments.
    Adjustments under this Section 15 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

15.6.No Limitations on Company.
    The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.
16.GENERAL PROVISIONS
16.1.Disclaimer of Rights.
    No provision in the Plan or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a Service

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Provider, if applicable. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall be unfunded under the Code and shall in no way be interpreted to require the Company to transfer any amounts to a third-party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.
16.2.Nonexclusivity of the Plan.
    Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals), including, without limitation, the granting of stock options as the Board in its discretion determines desirable.
16.3.Withholding Taxes.
    The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld, including: (i) with respect to the vesting of or other lapse of restrictions applicable to an Award, (ii) upon the issuance of any shares of Stock upon the exercise of an Option, or (iii) pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations, or such greater amount up to the maximum statutory withholding rate under applicable law as applicable to such Grantee, if such other greater amount would not result in adverse financial accounting treatment as determined by the Committee. A Grantee who has made an election pursuant to this Section 16.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.
16.4.Captions.
    The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or any Award Agreement.
16.5.Other Provisions.
    Each Award Agreement may contain such other terms and conditions not inconsistent

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with the Plan as may be determined by the Committee, in its sole discretion.

16.6.Number and Gender
    With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

16.7.Severability.
    If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

16.8.Governing Law.
The validity and construction of this Plan and the instruments evidencing the Award hereunder shall be governed by the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.
16.9.Company Policies.
Awards under the Plan shall be subject to the Company’s policies and procedures governing the issuance or holding of Stock as in effect from time to time, including, without limitation, its insider trading policy, stock ownership guidelines and clawback policy. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company from time to time, pursuant to any such law, government regulation, stock exchange listing requirement or otherwise) and the Committee, in its sole and exclusive discretion, may require that any Grantee reimburse the Company all or part of the amount of any payment in settlement of any Award granted hereunder.
16.10. Beneficiary Designation.
In accordance with procedures adopted by the Committee from time to time, a Grantee may designate a beneficiary to exercise the rights of the Grantee and to receive any distribution with respect to any Award upon the Grantee’s death. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Committee, and will be effective only when filed by the Grantee in writing with the Committee during the Grantee’s lifetime. A beneficiary, legal representative, or other person claiming any rights under the Plan shall be subject to all terms and conditions of the Plan, any applicable Award Agreement, and to

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any other conditions deemed appropriate by the Committee. In the absence of any such beneficiary designation, a Grantee’s unexercised Awards, or amounts due but remaining unpaid to such Grantee, at the Grantee’s death, shall be exercised or paid as designated by the Grantee by will or by the laws of descent and distribution.
16.11.Section 409A.
    It is intended that each Award either be exempt from the requirements of Section 409A or will comply (in form and operation) with Section 409A so that compensation deferred under an applicable Award (and any applicable earnings) will not be included in income under Section 409A. Any ambiguities in this Plan will be construed to affect the intent as described in this Section 16.11. Unless the Committee provides otherwise in an Award Agreement, each Award shall be paid in full to the Grantee no later than the fifteenth (15th) day of the third month after the end of the first calendar year in which such Award is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code. If an Award is subject to Section 409A, the Award Agreement will satisfy the written documentation requirement of Section 409A either directly or by incorporation by reference to other documents. Notwithstanding any contrary provision in the Plan or Award Agreement, each Award that is subject to Section 409A and that is payable under the Plan to a “specified employee” (as defined under Section 409A) as a result of such employee’s separation from service shall be delayed for the first six (6) months following such specified employee’s separation from service (or, if earlier, the date of death of the specified employee) and shall instead commence (in a manner set forth in the Award Agreement) upon expiration of such delay period. The Company shall have no liability to a Grantee or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to interest or penalties with respect to Section 409A, responsibility for payment of such penalties shall rest solely with the Grantee and not with the Company. The Company does not make any representation to any Grantee as to the tax consequences of any Awards made pursuant to this Plan, and the Company shall have no liability or other obligation to indemnify or hold harmless the Grantee or any beneficiary for any tax, additional tax, interest or penalties that the Grantee or any beneficiary may incur as a result of the grant, vesting, exercise or settlement of an Award under this Plan. For purposes of Section 409A, each payment in a series of payments made under the Plan or any Award will be treated as a separate payment.

16.12.Establishment of Sub-Plans.
The Committee may at any time and from time to time (including before or after an Award is granted) establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan for participants based outside of the United States and/or subject to the laws of countries other than the United States, including by establishing one or more sub-plans, supplements or appendices under the Plan or any Award agreement for the purpose of complying or facilitating compliance with non-U.S. laws or taking advantage of tax favorable treatment or for any other legal or administrative reason determined by the Committee. Any such sub-plan, supplement or appendix may contain, in each case, (i) such limitations on the

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Committee’s discretion under the Plan and (ii) such additional or different terms and conditions, as the Committee deems necessary or desirable and will be deemed to be part of the Plan but will apply only to participants within the group to which the sub-plan, supplement or appendix applies (as determined by the Committee); provided, however, that no sub-plan, supplement or appendix, rule or regulation established pursuant to this provision shall increase number of shares available for issuance under the Plan.

17.TERMS AND CONDITIONS OF PERFORMANCE AWARDS
17.1.Performance Awards.
    “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 17.3) over a performance period established by the Committee in its discretion.
17.2.[RESERVED].

17.3.Performance Awards Qualifying as Performance-Based Compensation.

    If and to the extent that the Committee grants a Performance Award to a Grantee, the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of pre-established, objective performance goals and other terms set forth in this Section 17.3. A Performance Award may, but need not, also require the completion of a specified period of employment or other service with the Company or its Affiliates.
17.3.1.    Performance Goals Generally.
The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 17.3. The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Grantee or to different Grantees.
17.3.2.    Business Criteria.
One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards, including but not limited to, the following: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, a Standard & Poor’s stock index; (3) net revenues; (4) net income; (5) earnings per share; (6) income from operations; (7) operating margin; (8) gross profit; (9) gross margin; (10) pretax earnings; (11) earnings before interest expense, taxes, depreciation and amortization; (12)

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return on equity; (13) return on capital; (14) return on investment; (15) return on assets; (16) working capital; (17) free cash flow; and (18) ratio of debt to stockholders’ equity.

17.3.3.    Timing for Establishing Performance Goals.
    Performance goals shall be established in writing by the Committee not later than ninety (90) days after the beginning of any performance period applicable to such Performance Awards or at such other date as may be determined by the Committee.

17.3.4.Adjustment of Performance-Based Compensation.
    The Committee may provide in any Award that any evaluation of achievement of performance goals may, among other things, include or exclude any of the following events that occur during or otherwise impact a performance period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs or other corporate transactions, (e) extraordinary and/or nonrecurring items as described in the Company’s financial statements or notes thereto and/or in management’s discussion and analysis of financial condition and results of operations, and in any case appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, (g) foreign exchange gains and losses and (h) such other exclusions or adjustments as the Committee specifies at the time the Award is granted. Performance Awards may be adjusted either on a formula or discretionary basis, or any combination, as the Committee determines.

17.3.5.    Settlement of Performance Awards; Other Terms.

Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.

17.3.6.    Committee Certification.
The Committee must certify prior to payment of, or other event that results in the inclusion of income (for example, the vesting of Restricted Stock) from, the related compensation that the performance goals and any other material terms were in fact satisfied.
17.4.    Written Determinations.
    All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards, and the achievement of performance goals relating to Performance Awards shall be made in writing. The Committee may delegate any responsibility relating to such Performance Awards to the

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extent permitted by the Company’s certificate of incorporation and bylaws and applicable law.

17.5.Status of Section 17.3 Awards Under Section 162(m) of the Code.
Notwithstanding anything in the Plan to the contrary, the Committee shall administer any Awards in effect on November 2, 2017 which qualify as “performance-based compensation” under Section 162(m) of the Code, as amended the by Tax Cuts and Jobs Act (the “TCJA”), in accordance with the “grandfathering” transition rules applicable to written binding contracts in effect on November 2, 2017 and shall have the discretion to amend the Plan to conform to the TCJA, all without obtaining further approval from the Company’s shareholders (unless otherwise required by applicable law). Further, this amended and restated Plan is not intended, and shall not be deemed as amending, any such Awards to the extent it would result in the loss of deductibility under the TCJA’s “grandfathering” rules under Section 162(m) of the Code.

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